UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 8, 2014, ModusLink Global Solutions, Inc. (the “Company”) reconvened and concluded its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

As previously reported in the Company’s December 18, 2013 Current Report on Form 8-K (File No. 001-35319), the Annual Meeting commenced on December 18, 2013 and the Company’s stockholders voted on Proposal 1 and Proposal 3 at such time. The Company adjourned the Annual Meeting with respect to Proposal 2 until January 15, 2014 to allow for additional time for stockholders to vote on Proposal 2, and subsequently readjourned the Annual Meeting until February 12, 2014, March 11, 2014 and April 8, 2014. Proposal 2 is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 29, 2013.

The proposal voted upon on April 8, 2014 and the results of the vote are as follows:

Proposal 2 – Approval of an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors.

Votes For	Votes Against	Abstentions
36,290,730	2,159,813	95,142

Approval of Proposal 2 required the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock entitled to vote. The Proposal was rejected by the stockholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: April 8, 2014	By:	/s/ Steven G. Crane
	Name:	Steven G. Crane
	Title:	Chief Financial Officer